Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
GAIN Capital Holdings, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333‑208175) and on Form S-8 (No. 333-171841, No. 333-211097 and No. 333-232237), of GAIN Capital Holdings, Inc. of our reports dated March 16, 2020, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of GAIN Capital Holdings, Inc.'s internal control over financial reporting which appears in this Form 10‑K of GAIN Capital Holdings, Inc.

/s/ BDO USA, LLP

New York, New York
March 16, 2020